HEI Exhibit 99
May 6, 2015

Contact:	Clifford H. Chen
	Manager, Investor Relations &	Telephone: (808) 543-7300
	Strategic Planning	E-mail: ir@hei.com

HAWAIIAN ELECTRIC INDUSTRIES REPORTS FIRST QUARTER 2015 EARNINGS AND 2015 EPS GUIDANCE

Diluted Earnings Per Share (EPS) of $0.31 and Core EPS1 of $0.35
Board Declares Dividend of $0.31 Per Share
HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the first quarter of 2015 of $31.9 million, or $0.31 diluted earnings per share (EPS). Excluding $4.7 million after-tax of merger-related costs associated with the pending merger with NextEra Energy, Inc. and the spin-off of ASB Hawaii, core earnings1 for the first quarter of 2015 were $36.6 million or $0.35 EPS compared to $45.8 million or $0.45 EPS for the same quarter last year.
“First quarter earnings were in line with our expectations. Our utility continues to move ahead with its clean energy transformation and leads the nation with an estimated 12 percent of customers with rooftop solar systems and 21 percent of energy from renewable resources. Working collaboratively and innovatively with industry partners and other interested stakeholders, we can achieve a sustainable clean energy future for Hawaii,” said Constance H. Lau, HEI president and chief executive officer.
“Our bank, American Savings Bank, continued to deliver solid results with excellent deposit growth and a high credit quality loan portfolio in a strong Hawaii economy. American’s solid results enabled it to pay dividends of $7.5 million to HEI in the quarter while maintaining healthy capital levels,” added Lau.
“With regard to our bank spin and utility merger transactions, we made good progress in the quarter. During April, both NextEra Energy and the Hawaiian Electric companies hosted informational open houses across Hawaii to allow our communities the opportunity to ask questions and engage with
NextEra Energy in what we hope is the beginning of a long and beneficial relationship. NextEra Energy

_________________

[1]	Non-GAAP measure which excludes merger-related costs after-tax for the first quarter of 2015. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

has a proven track record of lowering customer bills, and we cannot imagine a better partner to help us accelerate Hawaii’s clean energy transformation,” said Lau. Federal Energy Regulatory Commission approval was received in March, and shareholders will vote on the merger on May 12. In addition, the bank accomplished an important step towards its planned spin-off by filing its Form 10 with the Securities and Exchange Commission.

HAWAIIAN ELECTRIC COMPANY EARNINGS CONSISTENT WITH EXPECTATIONS
Hawaiian Electric Company’s2 net income for the first quarter of 2015 was $26.9 million. Excluding $0.3 million after-tax of merger-related costs associated with the pending merger with NextEra Energy, Inc., core earnings3 for the first quarter of 2015 were $27.1 million compared to $35.4 million for the same quarter last year. The $8.3 million decline was mainly the result of higher other operations and maintenance (O&M) expense in the first quarter of 2015 compared to the prior year. Further details of the net income drivers are mainly as follows on an after-tax basis:

•	$9 million higher other operations and maintenance (O&M) expense[4] primarily due to:

◦	$3 million higher transmission, distribution and generation maintenance costs;

◦	$1 million higher overhaul costs in the first quarter of 2015 compared to the prior year quarter that included no major overhauls;

◦	$1 million higher bad debt reserves for one customer account;

◦	$1 million higher consulting costs for our energy transformation plans;

◦	$1 million accrued costs for damage to combined heat and power generating unit;

◦	$1 million higher employee benefit costs; and

◦	$1 million higher other expenses

______________

[2]	Hawaiian Electric Company, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.

[3]	Non-GAAP measure which excludes merger-related costs after-tax for the first quarter of 2015. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

[4]
Excludes net income neutral expenses covered by surcharges or by third parties of $2 million in both the first quarter of 2015 and 2014 and costs related to the pending merger in 2015. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

Note: Amounts indicated as “after-tax” in this earnings release are based upon adjusting items for the composite statutory tax rates of 39% for the utilities and 40% for the bank.

•	$2 million higher depreciation expense in 2015 as a result of increasing investments for the integration of more renewable energy, improved customer reliability and greater system efficiency.
These decreases were partially offset (on an after-tax basis) by $3 million higher net revenues5 compared to the first quarter of 2014 primarily due to the $4 million greater estimated recovery of costs for reliability and clean energy investments less $1 million due to reduced fuel efficiency performance of the generation units on Oahu and Hawaii Island in the first quarter of 2015 stemming from the increased integration of intermittent renewable energy.

AMERICAN SAVINGS BANK CONTINUES TO DELIVER SOLID PERFORMANCE
American Savings Bank’s (American) net income for the first quarter of 2015 was $13.5 million compared to $12.1 million in the fourth (or linked) quarter of 2014 and $14.4 million in the first quarter of 2014. First quarter 2015 net income was $1.4 million higher than the linked quarter primarily driven by the following on an after-tax basis:

•	$1 million lower provision for loan losses; and

•	$1 million higher noninterest income, especially higher mortgage banking income from gains on the sale of newly originated mortgages.
These were partially offset by $1 million (after-tax) lower net interest income primarily due to interest and fees related to commercial loan payoffs in the fourth quarter of 2014.
Compared to the first quarter of 2014, net income declined by $0.9 million. The decline was primarily driven by the following on an after-tax basis:

•	$2 million gain in the first quarter of 2014 on the sale of the municipal bond securities portfolio; and

•	$2 million higher noninterest expense in the first quarter of 2015 due primarily to higher pension expense from the effect of a lower discount rate and changes in national mortality tables.

______________

[5]
Net revenues represent the after-tax impact of “Revenues” less the following expenses which are largely pass through items in revenues: “fuel oil,” “purchased power” and “taxes, other than income taxes” as shown on the Hawaiian Electric Company, Inc. and Subsidiaries’ Consolidated Statements of Income.

These were largely offset by (on an after-tax basis):

•	$1 million higher mortgage banking income and fee income on deposits in the first quarter of 2015; and

•	$1 million higher net interest income in the first quarter of 2015 driven by the growth in the lending portfolio.
Overall, American achieved solid profitability in the first quarter of 2015 with a return on average equity of 9.96% and a return on average assets of 0.96%.
For additional information, refer to the American news release issued on April 30, 2015.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net losses were $8.5 million in the first quarter of 2015. Excluding costs related to the pending merger with NextEra Energy, Inc. and the spin-off of ASB Hawaii, the first quarter of 2015 net loss was $4.0 million, consistent with the first quarter of 2014.

2015 EPS GUIDANCE
The company is maintaining its 2015 EPS guidance range of $1.64 to $1.74, excluding any expenses related to the pending merger and spin-off transactions, but is now guiding towards the lower end of the range. This is the result of the early equity forward settlement of 4.7 million shares in March 2015 and the Hawaii Public Utilities Commission (PUC) decision and order which provides clarity on the Schedule B decoupling mechanism issues. For additional information, refer to HEI’s Form 8-K filed on April 16, 2015.
We reaffirm our key assumptions for 2015 EPS guidance disclosed on February 12, 2015, in our yearend earnings call except for the following. The utilities have re-evaluated the timing of their 2015-2017 net capital expenditures, revising their prior 3-year forecast from a range of $1.1 billion to $2.0 billion downward to a range of $0.8 billion to $1.7 billion. 2015 is the transitional year under the revised rate adjustment mechanism (RAM) and our utility will propose a new approval process for projects exceeding the new GDPPI cap under the revised mechanism. Given the change to the RAM, the number of other high priority issues currently before the PUC and our continuing refinement of our transformation plans, we have reduced our forecast for 2015 net capital expenditures from $420 million to $250 million. As a result, the utility will not need the previously estimated $60 million HEI equity infusion and is re-evaluating the amount of debt needed in 2015. The 2015 rate base growth is now expected to be between 1.5% to 3.0%.

BOARD DECLARES QUARTERLY DIVIDEND
On May 5, 2015, the board of directors maintained HEI’s quarterly cash dividend of $0.31 cents per share, payable on June 10, 2015, to shareholders of record at the close of business on May 22, 2015 (ex-dividend date is May 20, 2015). The dividend is equivalent to an annual rate of $1.24 per share.
Dividends have been paid continuously since 1901. At the indicated annual dividend rate and the closing share price on May 5, 2015 of $31.19, HEI’s yield is 4.0%.

NO WEBCAST AND CONFERENCE CALL
MAY 12, 2015 SPECIAL SHAREHOLDER MEETING
Due to the upcoming special meeting of shareholders to be held on May 12, 2015, there will not be a webcast and conference call to discuss first quarter results and 2015 earnings per share guidance this quarter.
HEI supplies power to approximately 450,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, one of Hawaii’s largest financial institutions.

NON-GAAP MEASURES
See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related reconciliations on pages 15 and 16 of this release.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2014 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric Company, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended March 31
(in thousands, except per share amounts)	2015	2014
Revenues
Electric utility	$573,442	$720,062
Bank	64,348	63,619
Other	72	68
Total revenues	637,862	783,749
Expenses
Electric utility	515,806	649,396
Bank	43,717	41,088
Other	8,833	4,051
Total expenses	568,356	694,535
Operating income (loss)
Electric utility	57,636	70,666
Bank	20,631	22,531
Other	(8,761)	(3,983)
Total operating income	69,506	89,214
Interest expense, net—other than on deposit liabilities and other bank borrowings	(19,100)	(19,456)
Allowance for borrowed funds used during construction	499	614
Allowance for equity funds used during construction	1,413	1,609
Income before income taxes	52,318	71,981
Income taxes	19,979	25,721
Net income	32,339	46,260
Preferred stock dividends of subsidiaries	473	473
Net income for common stock	$31,866	$45,787
Basic earnings per common share	$0.31	$0.45
Diluted earnings per common share	$0.31	$0.45
Dividends per common share	$0.31	$0.31
Weighted-average number of common shares outstanding	103,281	101,382
Adjusted weighted-average shares	103,567	102,165
Net income (loss) for common stock by segment
Electric utility	$26,874	$35,420
Bank	13,475	14,399
Other	(8,483)	(4,032)
Net income for common stock	$31,866	$45,787
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$35,924	$46,954
Return on average common equity (twelve months ended)[1]	8.5%	10.4%
Prior period financial statements reflect the retrospective application of Accounting Standards Update (ASU) No. 2014-01, “Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects,” which was adopted as of January 1, 2015 and did not have a material impact on the Company’s financial condition or results of operations.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2014, ASB Hawaii, Inc.'s Form 10 filed with the SEC on March 30, 2015 and HEI's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2015 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.
1 On a core basis, 2015 and 2014 returns on average common equity (twelve months ended March 31) were 9.0% and 10.4%, respectively.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands)	March 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$292,168	$175,542
Accounts receivable and unbilled revenues, net	255,365	313,696
Available-for-sale investment securities, at fair value	590,648	550,394
Stock in Federal Home Loan Bank of Seattle, at cost	63,711	69,302
Loans receivable held for investment, net	4,401,504	4,389,033
Loans held for sale, at lower of cost or fair value	9,906	8,424
Property, plant and equipment, net of accumulated depreciation of $2,258,065 and $2,250,950 at the respective dates	4,190,835	4,148,774
Regulatory assets	905,589	905,264
Other	481,531	542,523
Goodwill	82,190	82,190
Total assets	$11,273,447	$11,185,142
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$167,784	$186,425
Interest and dividends payable	25,225	25,336
Deposit liabilities	4,751,328	4,623,415
Short-term borrowings—other than bank	30,500	118,972
Other bank borrowings	312,094	290,656
Long-term debt, net—other than bank	1,506,546	1,506,546
Deferred income taxes	640,778	633,570
Regulatory liabilities	351,712	344,849
Contributions in aid of construction	474,385	466,432
Defined benefit pension and other postretirement benefit plans liability	624,555	632,845
Other	456,338	531,230
Total liabilities	9,341,245	9,360,276
Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293
Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 107,417,644 shares and 102,565,266 shares at the respective dates	1,624,549	1,521,297
Retained earnings	296,680	296,654
Accumulated other comprehensive loss, net of tax benefits	(23,320)	(27,378)
Total shareholders’ equity	1,897,909	1,790,573
Total liabilities and shareholders’ equity	$11,273,447	$11,185,142
Prior period financial statements reflect the retrospective application of ASU No. 2014-01, “Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects,” which was adopted as of January 1, 2015 and did not have a material impact on the Company’s financial condition or results of operations.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2014, ASB Hawaii, Inc.'s Form 10 filed with the SEC on March 30, 2015 and HEI's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2015 (when filed), as updated by SEC Forms 8-K.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Three months ended March 31	2015	2014
(in thousands)
Cash flows from operating activities
Net income	$32,339	$46,260
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	45,865	43,181
Other amortization	1,362	1,609
Provision for loan losses	614	995
Loans receivable originated and purchased, held for sale	(79,070)	(46,998)
Proceeds from sale of loans receivable, held for sale	78,332	48,720
Increase in deferred income taxes	15,265	6,457
Excess tax benefits from share-based payment arrangements	(968)	(164)
Allowance for equity funds used during construction	(1,413)	(1,609)
Change in cash overdraft	—	(1,038)
Changes in assets and liabilities
Decrease in accounts receivable and unbilled revenues, net	58,331	22,352
Decrease (increase) in fuel oil stock	20,731	(34,260)
Increase in regulatory assets	(10,827)	(9,258)
Decrease in accounts, interest and dividends payable	(42,463)	(9,307)
Change in prepaid and accrued income taxes and utility revenue taxes	(61,397)	(19,474)
Increase (decrease) in defined benefit pension and other postretirement benefit plans liability	123	(818)
Change in other assets and liabilities	19,826	(27,227)
Net cash provided by operating activities	76,650	19,421
Cash flows from investing activities
Available-for-sale investment securities purchased	(63,370)	(79,912)
Principal repayments on available-for-sale investment securities	28,486	15,597
Proceeds from sale of available-for-sale investment securities	—	79,564
Redemption of stock from Federal Home Loan Bank of Seattle	5,590	5,848
Net increase in loans held for investment	(12,524)	(37,887)
Proceeds from sale of real estate acquired in settlement of loans	606	1,429
Capital expenditures	(59,011)	(65,829)
Contributions in aid of construction	9,145	6,958
Other	3,281	—
Net cash used in investing activities	(87,797)	(74,232)
Cash flows from financing activities
Net increase in deposit liabilities	127,913	105,510
Net increase (decrease) in short-term borrowings with original maturities of three months or less	(88,472)	30,887
Net increase in retail repurchase agreements	21,451	141
Excess tax benefits from share-based payment arrangements	968	164
Net proceeds from issuance of common stock	104,468	3,054
Common stock dividends	(31,829)	(31,435)
Preferred stock dividends of subsidiaries	(473)	(473)
Other	(6,253)	(3,953)
Net cash provided by financing activities	127,773	103,895
Net increase in cash and cash equivalents	116,626	49,084
Cash and cash equivalents, beginning of period	175,542	220,036
Cash and cash equivalents, end of period	$292,168	$269,120
Prior period financial statements reflect the retrospective application of ASU No. 2014-01, “Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects,” which was adopted as of January 1, 2015 and did not have a material impact on the Company’s financial condition or results of operations.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2014, ASB Hawaii, Inc.'s Form 10 filed with the SEC on March 30, 2015 and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2015 (when filed), as updated by SEC Forms 8-K.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended March 31
(dollars in thousands, except per barrel amounts)	2015	2014
Revenues	$573,442	$720,062
Expenses
Fuel oil	176,806	286,300
Purchased power	136,007	164,916
Other operation and maintenance	104,002	88,606
Depreciation	44,243	41,603
Taxes, other than income taxes	54,748	67,971
Total expenses	515,806	649,396
Operating income	57,636	70,666
Allowance for equity funds used during construction	1,413	1,609
Interest expense and other charges, net	(16,325)	(15,723)
Allowance for borrowed funds used during construction	499	614
Income before income taxes	43,223	57,166
Income taxes	15,850	21,247
Net income	27,373	35,919
Preferred stock dividends of subsidiaries	229	229
Net income attributable to Hawaiian Electric	27,144	35,690
Preferred stock dividends of Hawaiian Electric	270	270
Net income for common stock	$26,874	$35,420
Comprehensive income attributable to Hawaiian Electric	$26,896	$35,429
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,527	1,595
Hawaii Electric Light	253	260
Maui Electric	264	271
	2,044	2,126
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	66.5	67.1
Cooling degree days (Oahu)	795	828
Average fuel oil cost per barrel	$86.60	$131.15

Twelve months ended March 31	2015	2014
Return on average common equity (%) (simple average)
Hawaiian Electric	8.03	9.21
Hawaii Electric Light	6.18	7.64
Maui Electric	8.87	7.68
Hawaiian Electric Consolidated	7.84	8.69
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2014 and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2015 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par value)	March 31, 2015	December 31, 2014
Assets
Property, plant and equipment
Utility property, plant and equipment
Land	$52,022	$52,299
Plant and equipment	6,066,523	6,009,482
Less accumulated depreciation	(2,189,090)	(2,175,510)
Construction in progress	164,851	158,616
Utility property, plant and equipment, net	4,094,306	4,044,887
Nonutility property, plant and equipment, less accumulated depreciation of $1,228 and $1,227 at respective dates	6,562	6,563
Total property, plant and equipment, net	4,100,868	4,051,450
Current assets
Cash and cash equivalents	8,120	13,762
Customer accounts receivable, net	124,995	158,484
Accrued unbilled revenues, net	109,494	137,374
Other accounts receivable, net	8,668	4,283
Fuel oil stock, at average cost	85,315	106,046
Materials and supplies, at average cost	58,607	57,250
Prepayments and other	43,355	66,383
Regulatory assets	102,745	71,421
Total current assets	541,299	615,003
Other long-term assets
Regulatory assets	802,844	833,843
Unamortized debt expense	8,216	8,323
Other	82,273	81,838
Total other long-term assets	893,333	924,004
Total assets	$5,535,500	$5,590,457
Capitalization and liabilities
Capitalization
Common stock ($6 2/3 par value, authorized 50,000,000 shares; outstanding 15,805,327)	$105,388	$105,388
Premium on capital stock	578,933	578,938
Retained earnings	1,002,046	997,773
Accumulated other comprehensive income, net of income taxes-retirement benefit plans	67	45
Common stock equity	1,686,434	1,682,144
Cumulative preferred stock — not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,206,546	1,206,546
Total capitalization	2,927,273	2,922,983
Current liabilities
Short-term borrowings from non-affiliates	30,000	—
Accounts payable	138,509	163,934
Interest and preferred dividends payable	24,257	22,316
Taxes accrued	182,872	250,402
Regulatory liabilities	1,174	632
Other	65,989	65,146
Total current liabilities	442,801	502,430
Deferred credits and other liabilities
Deferred income taxes	596,984	602,872
Regulatory liabilities	350,538	344,217
Unamortized tax credits	82,037	79,492
Defined benefit pension and other postretirement benefit plans liability	587,165	595,395
Other	74,317	76,636
Total deferred credits and other liabilities	1,691,041	1,698,612
Contributions in aid of construction	474,385	466,432
Total capitalization and liabilities	$5,535,500	$5,590,457
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2014 and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2015 (when filed), as updated by SEC Forms 8-K.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Three months ended March 31	2015	2014
(in thousands)
Cash flows from operating activities
Net income	$27,373	$35,919
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	44,243	41,603
Other amortization	689	1,621
Increase in deferred income taxes	15,132	20,344
Change in tax credits, net	2,576	2,032
Allowance for equity funds used during construction	(1,413)	(1,609)
Change in cash overdraft	—	(1,038)
Changes in assets and liabilities
Decrease in accounts receivable	29,104	8,804
Decrease in accrued unbilled revenues	27,880	12,260
Decrease (increase) in fuel oil stock	20,731	(34,260)
Increase in materials and supplies	(1,357)	(1,045)
Increase in regulatory assets	(10,827)	(9,258)
Decrease in accounts payable	(49,136)	(16,024)
Change in prepaid and accrued income taxes and revenue taxes	(63,696)	(47,526)
Increase (decrease) in defined benefit pension and other postretirement benefit plans liability	110	(205)
Change in other assets and liabilities	(8,522)	(10,981)
Net cash provided by operating activities	32,887	637
Cash flows from investing activities
Capital expenditures	(54,358)	(64,462)
Contributions in aid of construction	9,145	6,958
Net cash used in investing activities	(45,213)	(57,504)
Cash flows from financing activities
Common stock dividends	(22,601)	(22,707)
Preferred stock dividends of Hawaiian Electric and subsidiaries	(499)	(499)
Net increase in short-term borrowings from non-affiliates and affiliate with original maturities of three months or less	30,000	34,996
Other	(216)	(389)
Net cash provided by financing activities	6,684	11,401
Net decrease in cash and cash equivalents	(5,642)	(45,466)
Cash and cash equivalents, beginning of period	13,762	62,825
Cash and cash equivalents, end of period	$8,120	$17,359
This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2014 and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2015 (when filed), as updated by SEC Forms 8-K.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended
(in thousands)	March 31, 2015	December 31, 2014	March 31, 2014
Interest and dividend income
Interest and fees on loans	$45,198	$46,276	$43,682
Interest and dividends on investment securities	3,051	3,187	3,035
Total interest and dividend income	48,249	49,463	46,717
Interest expense
Interest on deposit liabilities	1,260	1,303	1,225
Interest on other borrowings	1,466	1,468	1,405
Total interest expense	2,726	2,771	2,630
Net interest income	45,523	46,692	44,087
Provision for loan losses	614	2,560	995
Net interest income after provision for loan losses	44,909	44,132	43,092
Noninterest income
Fees from other financial services	5,355	5,760	5,128
Fee income on deposit liabilities	5,315	5,074	4,421
Fee income on other financial products	1,889	1,806	2,290
Bank-owned life insurance	983	1,004	963
Mortgage banking income	1,822	1,164	628
Gains on sale of investment securities	—	—	2,847
Other income, net	735	455	625
Total noninterest income	16,099	15,263	16,902
Noninterest expense
Compensation and employee benefits	21,766	19,835	20,286
Occupancy	4,113	4,238	3,953
Data processing	3,116	2,975	3,060
Services	2,341	2,561	2,273
Equipment	1,701	1,638	1,645
Office supplies, printing and postage	1,483	1,602	1,616
Marketing	841	1,309	711
FDIC insurance	811	820	796
Other expense	4,205	6,116	3,122
Total noninterest expense	40,377	41,094	37,462
Income before income taxes	20,631	18,301	$22,532
Income taxes	7,156	6,188	8,133
Net income	$13,475	$12,113	$14,399
Comprehensive income	$17,318	$5,419	$15,423
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.96	0.88	1.09
Return on average equity	9.96	8.93	10.94
Return on average tangible common equity	11.74	10.52	12.96
Net interest margin	3.52	3.65	3.64
Net charge-offs to average loans outstanding	0.04	0.04	0.02
As of period end
Nonperforming assets to loans outstanding and real estate owned *	0.80	0.85	1.12
Allowance for loan losses to loans outstanding	1.03	1.03	0.98
Tier-1 leverage ratio *	8.9	8.9	9.0
Total capital ratio *	13.2	12.3	12.7
Tangible common equity to total assets	8.18	8.23	8.42
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	8	9	9
* Regulatory basis. Capital ratios as of March 31, 2015 calculated under Basel III rules, which became effective January 1, 2015.
Prior period financial statements reflect the retrospective application of ASU No. 2014-01, “Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects,” which was adopted as of January 1, 2015 and did not have a material impact on ASB’s financial condition or results of operations.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2014, ASB Hawaii, Inc.'s Form 10 filed with the SEC on March 30, 2015 and HEI's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2015 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

	March 31, 2015		December 31, 2014
(in thousands)
Assets
Cash and due from banks		$98,484		$107,233
Interest-bearing deposits		172,517		54,230
Available-for-sale investment securities, at fair value		590,648		550,394
Stock in Federal Home Loan Bank of Seattle, at cost		63,711		69,302
Loans receivable held for investment		4,447,299		4,434,651
Allowance for loan losses		(45,795)		(45,618)
Net loans		4,401,504		4,389,033
Loans held for sale, at lower of cost or fair value		9,906		8,424
Other		305,917		305,416
Goodwill		82,190		82,190
Total assets		$5,724,877		$5,566,222
Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing		$1,420,085		$1,342,794
Deposit liabilities–interest-bearing		3,331,243		3,280,621
Other borrowings		312,094		290,656
Other		117,849		118,363
Total liabilities		5,181,271		5,032,434
Common stock		1		1
Additional paid in capital		338,411		338,411
Retained earnings		217,909		211,934
Accumulated other comprehensive loss, net of tax benefits
Net unrealized gains on securities	$3,913		$462
Retirement benefit plans	(16,628)	(12,715)	(17,020)	(16,558)
Total shareholder’s equity		543,606		533,788
Total liabilities and shareholder’s equity		$5,724,877		$5,566,222

Prior period financial statements reflect the retrospective application of ASU No. 2014-01, “Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects,” which was adopted as of January 1, 2015 and did not have a material impact on ASB’s financial condition or results of operations.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2014, ASB Hawaii, Inc.'s Form 10 filed with the SEC on March 30, 2015 and HEI's Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2015 (when filed), as updated by SEC Forms 8-K.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES
HEI and Hawaiian Electric Company management use certain non-GAAP measures to evaluate the performance of the utility and HEI. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings and the adjusted return on average common equity (ROACE) for the utility and HEI consolidated.
The reconciling adjustment from GAAP earnings to core earnings is limited to the costs related to the pending merger between HEI and NextEra Energy, Inc. and the spin-off of ASB Hawaii, Inc. For more information on the pending merger, see HEI’s definitive proxy statement on Form DEFM14A filed on March 26, 2015. Management does not consider these items to be representative of the company’s fundamental core earnings.
The accompanying table also provides the calculation of utility GAAP O&M adjusted for costs related to the pending merger discussed above. “O&M-related net income neutral items” which are O&M expenses covered by specific surcharges or by third parties have also been excluded. These “O&M-related net income neutral items” are grossed-up in revenue and expense and do not impact net income.

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Industries, Inc. and Subsidiaries
Unaudited
($ in millions, except per share amounts)
	Three months ended March 31
	2015	2014
HEI CONSOLIDATED NET INCOME
GAAP (as reported)	$31.9	$45.8
Excluding special items (after-tax):
Costs related to pending merger with NextEra Energy, Inc. and spin-off of ASB Hawaii, Inc	4.7	—
Non-GAAP (core)	$36.6	$45.8
HEI CONSOLIDATED DILUTED EARNINGS PER SHARE
GAAP (as reported)	$0.31	$0.45
Excluding special items (after-tax):
Costs related to pending merger with NextEra Energy, Inc. and spin-off of ASB Hawaii, Inc	0.05	—
Non-GAAP (core)	$0.35	$0.45
HEI CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)	Twelve months ended March 31
	2015	2014
Based on GAAP	8.5%	10.4%
Based on non-GAAP (core)[2]	9.0%	10.4%

Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] Calculated as core net income divided by average GAAP common equity

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited
($ in millions)
	Three months ended March 31
	2015	2014
HAWAIIAN ELECTRIC CONSOLIDATED NET INCOME
GAAP (as reported)	$26.9	$35.4
Excluding special items (after-tax):
Costs related to pending merger with NextEra Energy, Inc.	0.3	—
Non-GAAP (core)	$27.1	$35.4

HAWAIIAN ELECTRIC CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY	Twelve months ended March 31
(ROACE) (simple average)	2015	2014
Based on GAAP	7.84%	8.69%
Based on non-GAAP (core)[2]	7.86%	8.69%

HAWAIIAN ELECTRIC CONSOLIDATED OTHER OPERATION AND MAINTENANCE (O&M)	Three months ended March 31
EXPENSE	2015	2014
GAAP (as reported)	$104.0	$88.6
Excluding O&M-related net income neutral items[3]	1.9	2.0
Excluding costs related to pending merger with NextEra Energy, Inc.	0.4	—
Non-GAAP (Adjusted other O&M expense)	$101.7	$86.6
Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] Calculated as core net income divided by average GAAP common equity
[3] Expenses covered by surcharges or by third parties recorded in revenues